Exhibit 99.1

Behringer Harvard Acquires Luxury
Multifamily Community North of Dallas

DALLAS, December 2, 2010 — Behringer Harvard announced today its acquisition of Allegro, a 272-unit luxury multifamily community located in Addison Circle, a 70-acre mixed-use development with immediate access to Dallas Parkway, a major toll road in Dallas, Texas. In addition to the multifamily community, Behringer Harvard acquired an adjacent 1.2-acre parcel of developable land with frontage on Dallas Parkway.

“The acquisition of Allegro continues our strategy of buying new, core, in-fill apartment communities with luxurious amenities for our residents,” said Mr. Mark T. Alfieri, Chief Operating Officer of Behringer Harvard Multifamily REIT I, Inc. “Acquisition of the adjacent land also provides us with a potential opportunity to create value by building additional apartment homes in this outstanding location in the Platinum Corridor of Dallas.”

Construction of Allegro was completed in 2008 on a 4.6-acre site at 15750 Spectrum Drive. Residents enjoy a resort-style swimming pool and spa with private cabanas and lounge, a putting green, a state-of-the-art fitness center, a game room with a kitchen and billiards table, and a business center. Outdoor amenities include a barbecue area and landscaped courtyards.

The homes at Allegro average 1,147 square feet. Residents may select units with one or two bedrooms and baths. Interior finishes include crown molding in the living areas, granite countertops in kitchens and baths, stainless steel appliances, hardwood cabinetry, hardwood or stained concrete floors, a private patio or balcony and a full-size washer and dryer. Select apartments feature private garages and intrusion alarms.

The Addison Circle area near the property attracts young professionals who appreciate its proximity to major Dallas employment centers, world-class retail centers, and dining and entertainment venues.

The Galleria, Dallas’s largest mixed-use complex, is a 3.7 million-square-foot development located on a 45-acre site four miles south of Allegro. It features more than 200 fine stores and restaurants, a 431-room Westin Hotel, and three office towers totaling more than 1.4 million square feet.

The Shops at Willow Bend, five miles to the north, provides an additional 1.3 million square feet of retail space with prestigious anchor stores including Neiman Marcus, Macy’s and Dillard’s. Addison also is home to 150 restaurants, representing the highest per-capita restaurant concentration of any other city west of the Mississippi River.

Dallas Parkway, also known as the Dallas North Tollway, is a major north/south traffic artery providing quick access to the north Dallas office district, the central business district of Dallas, the surrounding submarkets of Dallas and Fort Worth, and one of the nation’s busiest commercial airports.

The Dallas-Fort Worth-Arlington MSA is the largest metropolitan area in Texas, as well as the largest in the South and the fifth-largest in the United States. It’s home to 24 Fortune 500 companies, five professional sports teams and the largest urban arts district in the United States.

Including this most recent investment, the portfolio of Behringer Harvard Multifamily REIT I, Inc. includes investments in 32 multifamily communities in 12 states providing a total of 9,004 apartment homes.

About Behringer Harvard

Behringer Harvard creates and manages global institutional-quality investment programs for individual and institutional investors through its real estate investment trusts, joint ventures and proprietary program structures. The company also offers strategic advisory, asset management and capital market solutions. Behringer Harvard has interests in or manages more than $10 billion in assets. For more information, contact our U.S. headquarters toll-free at 866.655.3600 or our European headquarters at 011 49 40 34 9999 90, or visit us online at behringerharvard.com.

This release contains forward-looking statements relating to the business and financial outlook of Behringer Harvard Multifamily REIT I, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of the offering documents for the offering of shares of Behringer Harvard Multifamily REIT I, Inc. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Katie Myers Richards Partners katie_myers@richards.com 214.891.5842	Barbara Marler Behringer Harvard bmarler@behringerharvard.com 469.341.2312	Jason Mattox Chief Administrative Officer Behringer Harvard jmattox@behringerharvard.com 866.655.3600